EXHIBIT 4.5
-----------

                     AMPERSAND MEDICAL CORPORATION

                        STOCK PURCHASE WARRANT


THE WARRANT EVIDENCED HEREBY AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER.

WARRANT TO PURCHASE SHARES OF COMMON STOCK AS DESCRIBED HEREIN

Date: December 10, 1999                             Warrant Number AC-I

This certifies that, for value received, Azimuth Corporation, having its principal office at 3600 Rio Vista Ave., Orlando, Florida 32805, or its registered assigns are entitled to purchase during the period described in
Section 4 below, expiring at the date and time described in Section 3, from Ampersand Medical Corporation (the "Company"), having its principal office at 414 N. Orleans, Suite 305, Chicago, Illinois 60610, that number of fully paid and nonassessable common stock of the Company (the "Stock") as are described in Section 1, at the exercise price described in Section 2 and 8 (the "Exercise Price"), subject to the terms set forth herein. The holder(s) of the Warrant and/or a registered assign or assigns, shall be referred herein as the "Warrantholder." This warrant is issued as additional consideration for a Senior Convertible Promissory Note dated December 10, 1999 (the "Note"), a copy of which is attached hereto.

1. Stock Purchasable. The number of shares of Stock purchasable upon exercise of this Warrant is fifty thousand (50,000).

2. Exercise Price. The price at which this warrant is exercisable, unless such price is adjusted as described in Section 7, is the lesser of thirty-three cents ($0.33) per share or 85% of the closing price of Ampersand Medical Corporation common stock as quoted on the OTC Bulletin Board on December 10, 1999.

3. Expiration of Warrant. This Warrant shall expire and be no longer exercisable after 5:00 P.M. Central Standard Time on December 10, 2004 (the "Expiration Date").

4. Exercise of Warrants. This Warrant shall vest immediately upon receipt by Ampersand of funds under the Note and may be exercised as to one hundred percent (100%) of the total number of shares covered by this Warrant at anytime after the issuance date of this Warrant

     The purchase rights represented by this Warrant may be exercised in whole or in part (but not as to a fractional share of Stock), by the Warrantholder or its duly authorized attorney or representative at any time and from time to time while this Warrant is exercisable, upon presentation of this Warrant at the principal office of the Company, with the purchase form attached hereto duly completed and signed, and upon payment to the Company in cash or by certified check or bank draft of an amount equal to the number of shares being so purchased multiplied by the Exercise Price; or, at the option of the Warrantholder, this Warrant may be surrendered to the Company and the Company shall issue to the Warrantholder for no additional cash consideration a number of shares of common stock determined by dividing the product of the maximum number of shares of common stock the Warrantholder is entitled to purchase hereunder times the difference between the closing price per share on the date of surrender for exercise and the Exercise Price, by the closing price per share on the date of surrender for exercise date of surrender for exercise, as follows:

           Number of shares to be issued = ((maximum # of shares purchasable under terms of the Warrants) X ((closing price per share on the date of surrender for exercise) - (Exercise Price))) / (closing price per share on the date of surrender for exercise)

     Should Warrantholder elect to so surrender this Warrant, this Warrant shall be terminated thereafter, and the Warrantholder shall have no other rights hereunder.

5. Registration Rights. Should a Warrantholder exercise his rights, in whole or in part, to purchase common shares (the "Warrant Shares"), and provided that more than three years have elapsed from the date of issuance of this Warrant, then the Company shall honor a request to register such Warrant Shares pursuant to an S-3 filing under the Act, to the extent requisite to permit the sale by such holder of such Warrant Shares. The Company shall make such filing in timely fashion, but in no case more than 30 days from the time of such request. Any expenses relating to such filing shall be paid by the Company. Should the Company fail to make such filing within a 30 day period from the time of such request, the Company shall be obligated to purchase such Warrant Shares for a cash payment per Warrant Share equal to the difference between the Exercise Price and average closing price of the Company's common stock during the 30 calendar days immediately following Warrantholder's request to register the Warrant Shares.

6. Procedures. The Company agrees that the Warrantholder shall be deemed the record owner of the Stock as of the close of business on the date on which the Warrant shall have been presented and payment shall have been made for the Stock as aforesaid. Certificates for the shares of Stock so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding 15 days, after the exercise in full of the rights represented by this Warrant.

     If the Warrant is exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall deliver a new Warrant evidencing the rights of the Warrantholder to purchase the balance of the shares of Stock which the Warrantholder is entitled to purchase hereunder.

7. Exchange of Warrants. Subject to the provisions of Section 11, (i) this Warrant is exchangeable at the option of the Warrantholder at the principal office of the Company for other Warrants of different denominations entitling the Warrantholder to purchase the same aggregate number of shares of Stock as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other warrants that carry the same rights. In either case, any alterations shall be made upon presentation, at the principal office of the Company, of the Warrant(s), together with a written notice signed by the Warrantholder specifying the names and denominations in which any new Warrants are to be issued and the payment of any transfer tax due in connection therewith.

8. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Stock in shares of Stock, (ii) subdivide or reclassify its outstanding shares of Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of this Warrant, exercised after such date, shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2-for-i stock distribution in which one share of Stock is distributed for each share outstanding and the Exercise Price immediately prior to such event was $2.00 per share, the adjusted Exercise Price immediately after such event would be $1.00 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If any consolidation or merger of the Company with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Company, then lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock of the Company immediately theretofore receivable upon the conversion of such Warrants, such shares of Stock, securities, interests or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock immediately theretofore so receivable by such holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including without limitation provisions for adjustment of the applicable Exercise Price) shall thereafter be applicable, as nearly as may be in relation to any shares of Stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          (c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a) or (b) above, the number of shares of Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares of Stock issuable upon exercise of each Warrant to be mailed to the holders, at their last addresses appearing in the warrant register, and shall cause a certified copy thereof to be mailed to its transfer agent. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

9.   Covenants. The Company covenants and agrees as follows:

          (a) Reservation of Stock. During the period within which the rights represented by the Warrant may be exercised, the Company shall, at all times, reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Stock upon the exercise of this Warrant, the number of shares of Stock deliverable upon the exercise of this Warrant. If at any time the number of shares of authorized Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Stock to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or properties issuable upon exercise of this Warrant.

          (b) No Liens, etc. All Stock that may be issued upon exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          (c) Taxes. All original issue taxes payable with respect to the issuance of shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrant.

          (d) Notice of Events. The Company shall give prior written notice to the Warrantholder of (i) any tender offer that is being made for any of the Company's Stock; (ii) any offers to holders of Stock for subscription or purchase by them of any shares of stock of any class; (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, the sale, lease or transfer of all or substantially all of the property or assets of the Company to another corporation or the voluntary or involuntary dissolution, liquidation or winding up of the Company and (iv) any event of the type described in Section 8 hereof (any such event in clauses (i)-(iv) above is referred to as an "Event"). Upon becoming aware of any pending or proposed Event, the Company shall deliver notice at least five business days before the day of the occurrence of any Event and shall describe the Event, the date it is to take place and when the holders of the Company's Stock will be entitled to exchange their shares for securities or other properties deliverable upon such Event.

10. Voting Rights. Until exercised, this Warrant shall not entitle the Warrantholder to any voting rights or other rights as a Stockholder of the Company.

11. Transfer Restrictions. A Warrantholder may transfer its beneficial interest or any portion thereof in the Warrant only to the Warrantholder's spouse, lineal descendants or ancestors (and their spouses) or the trustee of a trust for the principal benefit of such persons. Any transfer of ownership or control of a corporation or other entity which is a Warrantholder shall be deemed a transfer of this Warrant which must comply with the terms of this Section 11. In addition, neither this Warrant nor the Stock issuable upon the exercise hereof may be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Act, and any applicable state laws. The Company may place a legend to that effect on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant. Subject to the satisfaction of the aforesaid conditions, this Warrant shall be transferable by the Warrantholder.

     If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Stock that such transferee is entitled to purchase pursuant to such transfer.

12. Lost, Stolen Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as the Company may reasonably impose, including a requirement that the Warrantholder obtain a bond, issue a new Warrant of like denomination, tenor and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. Provisions of New Warrants. Any Warrant issued pursuant to the provisions of Section 14, or upon transfer, exchange, division or partial exercise of this Warrant or combination thereof with another Warrant or Warrants, shall set forth each provision set forth in Sections 1 through 24, inclusive, of this Warrant as each such provision is set forth herein, and shall be executed on behalf of the Company by a duly authorized officer.

14. Cancellation of Warrant. Upon surrender of this Warrant for transfer or exchange or upon the exercise hereof, this Warrant shall be canceled by the Company, shall not be reissued by the Company, and, except as provided in Section 11 in case of a transfer, no Warrant shall be issued in lieu hereof. Any new Warrant certificate shall be issued promptly but no later than seven days after receipt of the old Warrant certificate; provided, however, that the obligation of the Company to transfer the Warrant or issue the shares of Stock upon the exercise of this Warrant shall be subject to compliance with Section 11.

15. Complete Agreement; Modifications. This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties.

16. Notices. All notices under this Warrant shall be in writing and shall be delivered by certified mail, postage prepaid, to such address as may be designated from time to time by the relevant party. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. Notices will be addressed as set forth on the last page hereof or to such other addresses as the party to whom the same is directed will have specified.

17. Successor and Assigns. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

18. Governing Law; Jurisdiction. This Warrant has been negotiated and entered into in the State of Florida, and all questions with respect to the Warrant and the rights and liabilities of the parties shall be governed by the laws of that state, regardless of the choice of law provisions of Florida or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Warrant shall be heard and determined before the appropriate federal or state court located in Florida. The parties hereto acknowledge that such court has jurisdiction to interpret and enforce the provisions of this Warrant, and the parties waive any and all objections that they may have as to venue in any of the above courts.

19. Construction. No term or provision of this Warrant shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Warrant and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Warrant so affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

20. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

21. Severability. If one or more of the provisions of this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remainder of this Warrant shall not be affected.

21. Headings. The headings in this Warrant are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Warrant or of any particular provision.

23. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one or the same instrument.


WITNESS the signature of a duly authorized officer.


AMPERSAND MEDICAL CORPORATION

By:  _______________________________
     (name)

     _______________________________
     (title)

Date:_______________________________

                             PURCHASE FORM

                To Be Executed Upon Exercise of Warrant


The undersigned hereby exercises the right to purchase __________________ shares of Stock, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith (makes payment of the purchase price in full) (or requests that the Company exchange the Warrant as provided for under terms of the Warrant). The undersigned requests that certificate(s) for such shares shall be issued in the name set forth below:

Dated:___________________________ AZIMUTH CORPORATION


                                  By:  ______________________
                                       (Signature)

                                  Name:______________________
                                       (Please print)

                                  Address:

                                       ----------------------

                                       ----------------------

                                       ______________________

                                  Employer Identification Number, Social
                                  Security Number or other identifying
                                  number:

                                       _______________________

If said number of shares shall not be all the shares purchasable under the within Warrant, the Warrantholder hereby requests that a new Warrant for the unexercised portion shall be registered in the name set forth below and delivered to the address set forth below.

                                  Name:_______________________
                                       (Please print)

                                  Address:______________________

                                       _______________________

                                       _______________________


                                  Employer Identification Number, Social
                                  Security Number or other identifying
                                  number:

                                       _______________________